                                                                    EXHIBIT 10.7

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN


                              eEMERGE VISION SYSTEMS, INC.
                                  ("Purchaser")



                                       AND


                              CYBERSTOCKYARD, INC.
                                 (the "Company")
                                J. SCOTT SANDERS,
                                 DAVID SANDERS,
                                  SCOTT CALHOUN
                                       AND
                               DR. DUANE PANKRATZ
                          (collectively, the "Seller")

                                    SCHEDULES


1.1                   Company Stockholders
2.1                   Jurisdiction
2.6                   Third Party and Government Consents
2.8(b)                Cash Accounts
2.8(c)                Equipment
2.8(e)                Intellectual Property and Information
2.8(e)(i)             Software Products
2.8(f)                Copyright Notices
2.8(g)                Trade Secret Policy
2.8(i)                Technical Documentation
2.8(j)                Software Contracts
                      (a) Licenses from Third Parties
                      (b) Distribution or VAR Agreements
2.8(l)                Prepaid Items
2.11                  Financial Statements
2.12                  Permits and Approvals
2.13                  Employee Benefit Plans
2.15                  Hazardous Substances
2.16                  Litigation; Compliance with Laws
2.17                  Contracts, Leases, Etc.
2.18                  Forms of Warranties and Guaranties
2.20                  Insurance
2.21                  Contracts with Insiders and Affiliates
2.29                  No Changes
4.1(c)                "Accredited Investor" Status


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
                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT made this 22nd day of March 1999 (the "Agreement") between eMERGE Vision Systems, Inc., a Delaware corporation ("Purchaser"), Cyberstockyard, Inc. a Mississippi corporation (the "Company") and J. Scott Sanders, David Sanders, Scott Calhoun and Dr. Duane Pankratz (collectively, the "Seller" and each as a "Seller").

                                   BACKGROUND

         WHEREAS, the Company is engaged in engaged in the business of selling cattle and other products through its proprietary auction and other software (the "Software Programs") over the internet ("Business").

         WHEREAS, Sellers collectively own 400 shares of common stock, no par value (the "Stock") of the Company, representing all of the issued and outstanding shares of capital stock of the Company.

         WHEREAS, Sellers desires to sell to Purchaser and Purchaser desires to purchase from Sellers the Stock at the Purchase Price (as hereinafter defined) and upon the other terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement and other consideration, the sufficiency of which is hereby acknowledged, Purchaser, Company and Seller, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
             SALE AND PURCHASE OF ASSETS; TRANSACTION CONSIDERATION

         Section 1.1 Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the joint and several representations and warranties made by the Company and each of the Sellers to the Purchaser in this Agreement, each of the Sellers shall sell to the Purchaser and the Purchaser shall purchase and receive from each of the Sellers, the number of shares of Stock set forth opposite each Seller's name in the Capitalization Table set forth on Schedule 1.1 hereto (the "Capitalization Table") in exchange for a total of 200,000 shares (the "eVS Shares") of the Purchaser's common stock, par value $0.01 (the "Purchase Price") allocated among the Sellers as set forth on Schedule 1.1.

         Section 1.2 Books and Records. At a closing, as defined in Section 12.1 (the "Closing"), Sellers shall cause the Company to deliver to Purchaser, or turn over to Purchaser's representatives, all minute books, stock record books and corporate seals of the Company, and the original copies of all books of account, leases, other agreements, securities, customer lists, files and other documents, instruments and papers of all kind and nature belonging to or relating


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
to the business of the Company and necessary or desirable in Purchaser's judgment for the on-going conduct of the Company and its business, whether in the possession of Seller or the Company.

         Section 1.3 Resignations. At the Closing, Sellers shall make available to Purchaser the immediately effective written resignations of all the directors and officers of the Company.


                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES RESPECTING SELLER

         The Company and the Sellers, jointly and severally, represent and warrant to Purchaser as follows:

         Section 2.1 Organization and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All of such jurisdictions are listed on Schedule 2.1.

         Section 2.2 Capitalization of the Company. The authorized capital stock of Company consists of 1,000 shares of a single class of common stock having no par value per share, of which 400 shares are issued and outstanding. The Company does not have any other authorized class or classes of securities of any kind, whether debt or equity. The Company's total outstanding capital stock consists of the Stock. All of the Stock is collectively owned by the Sellers as set forth in the Capitalization Table. All of the shares of Stock are validly issued, fully paid and non-assessable and have not been issued in violation of any applicable securities laws or of any preemptive rights or other rights to subscribe for, purchase or otherwise acquire securities. The Company does not hold any shares of its capital stock in its treasury or otherwise, and no shares of the Company's capital stock are reserved by the Company for issuance. There are no outstanding options, warrants, conversion privileges, subscription, calls, commitments or rights of any character relating to the capital stock of the Company.

         Section 2.3 Stock Ownership. Each Seller is the lawful owner of record and beneficially of the shares of the Stock set forth on Schedule 1.1, representing all of the issued and outstanding shares of capital stock of the Company, and has good, marketable and valid title to the Stock, free and clear of all pledges, liens, claims and encumbrances of every kind, including, without limitation, any agreements, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person, firm or corporation any interest in or right to acquire from Seller at any time, or upon the happening of any event, any shares of the Stock. Sellers have full legal power and all authorization required by law to transfer and deliver the Stock in accordance with this Agreement. Upon delivery of the certificates representing the Stock to the Purchaser, together with duly executed stock powers pursuant to this Agreement, the Purchaser shall acquire good, marketable and valid title to the Stock, free and clear of all liens, security interests, pledges, negative pledges, encumbrances, or restrictions.

         Section 2.4       Due Authorization.

                  (a) The Company. The Company's execution, delivery and performance of this Agreement and all other related agreements (the "Transaction Documents") and the consummation of the transactions contemplated hereby by the
Company: (i) are within the Company's corporate powers and have been duly authorized by all necessary corporate and shareholder action on the part of the Company and (ii) do not (A) require any action by or in respect of, or filing with, any governmental or regulatory authority, (B) contravene, violate or constitute, with or without the passage of time or the giving of notice or both, a breach or default under, any requirement of law applicable to the Company or any of its properties or any contract to which the Company or any of its properties is bound or subject or (C) result in the creation of any adverse claim against or on the Stock.

                  (b) Individual Sellers. Each Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers (i) are within the powers and authority of each of the Sellers and (ii) do not (A) require any action by or in respect of, or filing with, any governmental or regulatory authority, (B) contravene, violate or constitute, with or without the passage of time or the giving of notice or both, a breach or default under, any requirement of law applicable any of them or any of their respective properties or any contract to which any of them or any of their respective properties is bound or subject or
(C) result in the creation of any adverse claim against or on the Stock.

         Section 2.5 Validity of Contemplated Transactions. Except with respect to those consents required to be obtained in connection with the following and set forth in Schedule 2.6 hereto, (all of which have been obtained) the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any provision of the Articles/Certificate of Incorporation or Bylaws or other governing documents of the Company; nor violate, be in conflict with, or constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the validity or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any property or asset of the Company, or Seller to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which the Company or Seller is a party or by which the Company or any of its assets is bound; or violate any provision of law, rule, regulation, order, permit, or license to which the Company or Seller is subject. This Agreement and the Transaction Documents will, upon their execution, constitute, the valid and binding obligations of the Company and Sellers, enforceable against Company and Sellers in accordance with their terms.

         Section 2.6 Government and Third-Party Approvals. Except as listed on
Schedule 2.6, no consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any foreign governmental authority, or any corporation, person or other entity (including any party to any contract or agreement with Seller or Company) is required (a) for the execution, delivery or performance of the Transaction Documents by the Sellers or Company, or (b) in connection with Seller's and Company's consummation of the transactions contemplated thereby.

         Section 2.7. Title to Property and Related Matters. Company has good, valid and marketable title to all of its assets, whether tangible or intangible, and whether consisting of real or personal property, and all such assets are held free and clear of mortgages, liens, pledges, claims, charges, security interests or other encumbrances or limitations of any nature whatsoever.

         Section 2.8. Other Representations Regarding Company's Assets

                  (a) Accounts Receivable. All of the Accounts Receivable as of January 31, 1999 (the "Preliminary Balance Sheet Date") will be reflected on the Preliminary Balance Sheet and all of the Accounts Receivable as of the Closing Date will be reflected on the Closing Date Balance Sheet. The Accounts Receivable listed on the Preliminary Balance Sheet and/or on the Closing Date Balance Sheet (i) have arisen or will arise solely in the ordinary course of business of Seller; (ii) represent or will represent, upon their creation, valid obligations due to Company and are enforceable or will, upon their creation, be enforceable in accordance with their terms; and (iii) are or upon their creation will be collectible on or before the 90th day following the Closing Date in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

                  (b) Cash Accounts. Schedule 2.8(b) lists each bank and mutual fund account and safe deposit box of Company and each person authorized to sign checks or withdraw funds from such accounts and to have access to such safe deposit boxes.

                  (c) Equipment. The items of Equipment listed on Schedule 2.8(c) are, and on the Closing Date will be, in good working order and fit for their intended use. The Equipment includes all of the motor vehicles and other machinery and equipment currently used in the operation of the Business.

                  (d) Real Property.  Company does not own any real property.

                  (e) Intellectual Property. Schedule 2.8(e) contains a true and complete list of all patents, trademarks, service marks, trade names, copyrights and similar intangible rights and all applications and registrations thereof owned by the Company or used by the Company including, without limitation, the Software Programs ("Intellectual Property"). In addition, Schedule 2.8(e), identifies whether each item of the Intellectual Property is owned by the Company or is possessed and used by the Company under any license, contract, agreement or other commitment, and if under any such commitment, the identity of the parties thereto, the term thereof and all amounts payable thereunder together with the payment terms therefor. The Company owns or possesses adequate and enforceable licenses or other rights to use all of the Intellectual Property. The Company is not in default under any such licensing or similar agreements, and has not received any notice or other knowledge of conflict with or infringement (or alleged infringement) of any rights of others and no officer, director, consultant, employee, or former director of Company, or any Person (as defined in this Section 2.8(e)), controlling, controlled, by or under common control with Company, has any rights in or to any of the Intellectual Property. The Intellectual Property does not infringe any proprietary right of any third party. No trade secret information has been wrongfully appropriated by any third party. To the best of Company's knowledge, the Intellectual Property is not being infringed. The use by the Company of any of the Intellectual Property and other technical or proprietary data has not required and does not require the payment of any royalty or similar payment to any Person, and, on the Closing Date, Company shall be able to transfer to Purchaser good and marketable title thereto, free and clear of any claims of any kind, without the payment of any royalty or other special consideration. In addition to, and without limiting the generality of the foregoing, Company has and shall be able to convey to Purchaser at the Closing the all of Company's rights to use the names "Cyberstockyard," and any names similar thereto, and the sole and exclusive rights to use the Internet domain name "cyberstockyard.com" and all iterations and permutations thereof, together with all logos, slogans, trademarks, and service marks relating thereto or heretofore used by Company in connection therewith. To the best of Company's knowledge and except as set forth in
Schedule 2.8(e), there are no names similar to the names specified in the prior sentence, used in the cattle industry. Company and Mr. Sanders have at all times maintained in strictest confidence all Intellectual Property (excepting only patents, copyrights, trademarks, trade names, and service marks). Company owns the right to obtain, use and transfer the data compiled through the use of the Software Programs (the Software Programs are more fully described in Schedule 2.8(e) attached hereto) and included in the Intellectual Property (the "Data"), and has not conveyed to any third party any interest in, the rights (including copyright rights) to the Data. The Data has been selected, coordinated, and arranged in a manner completely original with Company. Company has full right and authority to use and manipulate the Data and to convey to Purchaser all rights (including copyright rights) to the Data. The Company has no contracts with its client for software maintenance except as identified in Schedule 2.8(e), there are no Federal or state laws or regulations, or restrictions of any third party, restricting such rights to use, manipulate, or convey the Data. As used in this Agreement, the term "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind, as the context requires.

         2.8(f) Procedures for Copyright Protection. Schedule 2.8(f) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Program. In no instance has the eligibility of the Software Program for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

         2.8(g) Procedures for Trade Secret Protection. Company has promulgated and used its best efforts to enforce its trade secret protection program set forth in Schedule 2.8(g). Neither Company nor any Seller has knowledge of any material violation of such program by any Person. The source code and system documentation relating to the Software Program: (i) have at all times been maintained in confidence by Company and, to the best of Company's knowledge, by any other Person who has at any time had access to such materials; and (ii) have been disclosed by Company only to employees and consultants having a "need to know" the contents thereof in connection with the performance of their duties to Company and who are obligated by common law or by written agreement (which agreements are being transferred to Purchaser pursuant to the transactions contemplated by this Agreement) to keep such information confidential.

         2.8(h) Personnel Agreements. Anyone, including, but not limited to, all employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Program, Technical Documentation, or Intellectual Property on behalf of Company either:
(i) have been party to a "work-for-hire" arrangement or agreement with Company, in accordance with applicable Federal and state law, that has afforded Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising; or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed, in accordance with applicable Federal and state law, to Company full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

         2.8(i) Adequacy of Technical Documentation. The Technical Documentation described on Schedule 2.8(i) includes the source code, system documentation and schematics for the Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any programs (including compilers), "workbenches," tools, and higher level (or "proprietary") languages used for the development, maintenance, and implementation of the Software Program.

         2.8(j) Third-Party Components in the Software Program. Company has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software Program and the Technical Documentation, pursuant to the Software Contracts identified in Section 2.8(j). The Software Program and the Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Software Program and the Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Company.

         2.8(k) Third-Party Interests or Marketing Rights in the Software Program. Company has not granted, transferred, or assigned any right or interest in the Software Program, the Technical Documentation, or the Intellectual Property to any Person. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Program or any other independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified as Distribution or VAR Agreements in Schedule 2.8(j)).

         2.8(l) Prepaid Expenses. All of Company's prepaid expenses are set forth in Schedule 2.8(l).

         Section 2.9 Conduct of Business. Between February 1, 1999 and the date hereof, Company has conducted the Business only in the ordinary course and in a manner consistent with its past practices.

         Section 2.10      Solvency.  The Company is Solvent.

         Section 2.11      Financial Statements

                  (a) Financial Statements. Schedule 2.11 consists of the unaudited financial statements of the Company (the "Financial Statements") for its fiscal year ended December 31, 1998 (the "Financial Statement Date") (consisting of a balance sheet, a statement of operations, a statement of shareholder's equity and retained earnings and a statement of cash flows. The Financial Statements were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods reported upon and fairly and accurately present the financial condition and the results of the operations of Company as at the respective dates thereof and for the periods reported therein.

                  (b) Absence of Liabilities. On the Financial Statement Date, Company had no Liabilities except as and to the extent reflected in the Financial Statements or in this Agreement or in any Schedule hereto. Seller has no Liabilities and no basis for any such Liability exists other than (i) any reflected in the Financial Statements or in this Agreement or in any Schedule hereto or (ii) any arising since the Financial Statement Date in the ordinary course of business of Company and in compliance with the covenants and agreements of Company herein contained.

         Section 2.12. Permits and Approvals. Schedule 2.12 contains a true and correct description of all licenses, permits, approvals, authorizations, consents and registrations issued in favor of Company, all of which are in full force and effect, and the Company and the Business are currently being operated in compliance with the terms of each of the foregoing. Purchaser will not be required, prior to or following the Closing, to file, apply for or obtain any license, permit, approval, authorization, consent or registration in order to own and operate the Business as currently owned and operated by Company.

         Section 2.13 Employee Benefits. Except as set forth on Schedule 2.13, Company has not established or maintained or is not obligated to make contributions to or under or otherwise participate in, with respect to any current or former employee, director, or independent contractor of the Company:
(i) any equity option, restricted equity, equity appreciation rights, bonus, or other type of incentive compensation plan, program, agreement, or arrangement;
(ii) any severance, pension, profit-sharing, thrift or savings, retirement, deferred compensation, employee equity ownership, employee equity purchase, or supplemental executive retirement plan, agreement, or arrangement; or (iii) any life insurance, death benefit, health and hospitalization, disability, employee assistance, education or tuition assistance, vacations benefit or fringe benefit plan, or other employee benefit plan, program, agreement, or arrangement. All such plans listed on Schedule 2.13 in which any of the Company's employees participate (collectively, the

"Employee Benefit Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules, and regulations and are fully funded. Company has no obligation or commitment (formal or informal) to create any new benefit plan or program, or to amend any existing Employee Benefit Plan to increase the benefits thereunder.


         Section 2.14      Employee Matters; Labor Relations.

                  (a) Employment Agreements. None of the employees of the Business are covered by employment contracts, written or oral. None of the employees of the Business are members of any union or covered by any union contracts. Company is not aware of any plan or solicitation of employees of the Business to form or join a union in the past two (2) years. Company is not a party to or bound by any employment agreement (written or oral) or any collective bargaining or other labor agreement that could in any way affect Purchaser, or any employees of the Business that Purchaser may hire after the Closing Date.

                  (b) Labor Laws. With respect to Company's employees, Company has complied in all material respects with the Immigration Reform and Control Act of 1986, as amended, and all other applicable Federal, state, or local laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, non-discriminatory hiring, promotional and employment practices and procedures, collective bargaining and payment of Social Security, unemployment compensation, workers' compensation, and similar taxes, and Company is not presently liable to any Person or governmental agency for any wage in arrears or subject to any liabilities or penalties for failure to comply with any of the foregoing laws. With respect to Company's employees, there are no outstanding charges or claims of a material nature against Company or any of its officers, directors, agents, or employees involving any alleged or actual violation of Company, or, to the best of Company's knowledge, any such Person, of any provision of the National Labor Relations Act, the Age Discrimination in Employment Act, the Equal Employment Opportunity Act of 1964, or any other Federal, state, or local law concerning equal employment opportunities, equal pay legislation, or wage and hour obligations contained in the Fair Labor Standards Act; nor, to Company's knowledge, has there been any threat of any such claim or charge.

         Section 2.15 Hazardous Substances. Except as listed on Schedule 2.15, to Company's knowledge: (i) none of the assets of the Company has been used for the manufacture, storage, transportation, deposit, disposal, treatment, handling, production, processing or recycling of toxic, dangerous or hazardous substances; (ii) the Company has engaged in no activity which would subject the Company or the Purchaser to liens, damages, penalties, injunctive relief or cleanup costs under any federal, state or local law, or under any civil action respecting hazardous substances; (iii) the Company has complied with each, and is not in violation of any, United States or state, provincial or local law, statute, regulation, permit provision or ordinance, relating to the generation, handling, storage, transportation, treatment or disposal of chemicals, substances (the "Environmental Laws"); and (iv) the Company has obtained and complied with all necessary permits and other approvals, including interim status under the Reserve

Conservation and Recovery Act, as amended ("RCRA"), necessary to store, treat, dispose of and otherwise handle hazardous wastes and hazardous substances. A "hazardous substance" shall mean that term as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, and dangerous, regulated toxic or hazardous substances, petroleum products, or similar terms under any other applicable United States or state, provincial or local law and any regulations thereunder

         Section 2.16 Litigation; Compliance with Laws. Except as set forth in
Schedule 2.16 attached hereto, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental or other investigation pending or, to Company or any Seller's knowledge, threatened against or affecting the Company, whether or not covered by insurance; nor does there exist any failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to the Company, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against the Company which might have a material adverse effect on the financial condition, business, results of operations, properties, or assets of the Company, or Purchaser's purchase or ownership of the Stock. The Company has obtained all permits, licenses, zoning variances approvals, and other authorization necessary for the complete operation of its business as presently operated, and there are none. There have been no illegal kickbacks, bribes or political contributions made by the Company.

         Section 2.17 Contracts. Except as listed and described on Schedule 2.17 or any other Schedule attached hereto, the Company is not a party to any written or oral agreement, contract or commitment (the "Contracts.").

                  Except as disclosed on Schedule 2.17, (i) each of the Contracts is valid and enforceable in accordance with its terms, (ii) the parties thereto are in compliance with the provisions thereof, (iii) no party is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, (iv) no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder and (v) the Company's rights under the Contracts are transferable by the Company to Purchaser without restriction except for the Consents. To Company's knowledge, none of the terms or provisions of any of the Contracts materially adversely affects the prospects, conditions, affairs, or operations of the Company or the Business, including restrictions on the Company's ability to compete.

         Section 2.18. Product and Service Warranties. Set forth on Schedule
2.18 are the standard forms of product and service warranties and guarantees utilized by Company in connection with the operation of the Business together with all other material product and service warranties and guarantees used by Company in connection with the operation of the Business.

         Section 2.19. Taxes. For any period ending on or before the Closing, the Company and Sellers have duly and timely filed or will file all federal, state, and local tax returns, declarations, and reports, estimates, information returns and statements (collectively, "Returns") required to be filed or sent by it, him or on its/his behalf and all such Returns are or will be true, correct and complete, true, correct and complete copies of which Returns have been delivered to Purchaser prior to the date hereof. The Company has paid in full all Taxes (as defined hereafter) and any penalties with respect to the Returns and any penalties entered with respect thereto, due and payable for any period ending on or before the Financial Statement Date. For all tax periods which commence after the Closing, to the extent any Taxes are due and payable the Company shall use its best efforts to determine a good faith estimate of the Taxes, shall properly reserve the full amount of such estimate. The Company's federal income tax liabilities, if any, have never been audited by the Internal Revenue Service and have been satisfied for all taxable years up to and including the taxable year ended December 31, 1997. Neither the Internal Revenue Service nor any state or local taxing authority has asserted that additional taxes are owed by the Company.

         As used herein, the term "Taxes" shall include all federal, state, and local taxes, including income, excise, withholding, property, franchise, gross receipt and other taxes.

         Section 2.20. Insurance. Schedule 2.20 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular or other insurance held by or on behalf of Company (specifying for each such insurance policy, except the policies for worker's compensation and vehicular insurance, the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $5,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof). Such policies and binders are valid, in full force and effect and sufficient to protect the Business against all insured hazards. Company is not in default with respect to any provision contained in any such policy or binder. Company has no knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. Company has no knowledge of any state of facts or the occurrence of any event that is reasonably likely to form the basis for any claim against Seller not fully covered by the policies referred to on
Schedule 2.20. Company has not received written notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 2.20 will not be available in the future on substantially the same terms as now in effect.

         Section 2.21. Contracts with Affiliates. There are no contracts, obligations or arrangements between Company and any Seller or any director, officer, shareholder or employee of Seller or any Affiliate of any such person applicable to the Business except for those identified and described on Schedule 2.21.

         Section 2.22. Copies of Articles and Bylaws. The copies of Company's Certificate or Articles of Incorporation (certified by the Secretaries of State of the respective jurisdictions of incorporation) and Bylaws (certified by Company's Secretary) which have been delivered to Purchaser are correct and are in effect as of the date of this Agreement.

         Section 2.23. Directors and Officers. The Company has delivered to Purchaser a true and complete list as of the date of this Agreement showing the names of each of the Company's officers and directors, each of whom has been duly elected.

         Section 2.24 Commission. Neither Company nor any of the Sellers nor anyone on its/their behalf has made any agreement or taken any action which may cause anyone claiming through Seller to become entitled to a commission as a result of the sale of the Stock pursuant to this Agreement.

         Section 2.25 Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Company or any Seller to Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to the Company or any Seller which may materially adversely affect the Company's assets or business prospects which has not been set forth in this Agreement, the Schedules or the other documents furnished to Purchaser on or prior to the date hereof in connection with the transactions contemplated hereby.

         Section 2.26 Conditions Affecting. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, databases, personnel, vendors, suppliers, operations, assets or prospects of the Business which are known to Seller which is reasonably likely to materially adversely affect the business, operations or prospects of Seller considered as a whole, other than such conditions as may affect as a whole the economy generally. Seller has used its best efforts to keep available for Purchaser the services of the employees, agents, customers and suppliers of the Company active in the conduct of the Business. Seller does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

         Section 2.27 Business. The sole business of the Company is the Business. All assets owned by the Company are used solely in connection with the operation of the Business.

         Section 2.28 Subsidiaries. The Company has no subsidiaries or interests in other entities.

         Section 2.29 No Changes. Since the date of the most recent Financial Statements or December 31, 1998, and except as disclosed to Buyer on Schedule 2.29, there has not been:

                  (a) Any materially adverse change in the financial or other condition, assets, liabilities or business of the Company, except changes described in Schedule 2.29 hereto, none of which individually or in the aggregate has been materially adverse to the Company;

                  (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the Business, prospects or any property of the Company;

                  (c) Any strike, lockout, labor trouble or any event or condition of similar character adversely affecting the business or prospects of the Company;

                  (d) Any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's shares of stock, or any direct or indirect redemption, purchase or other acquisition of any such shares; or

                  (e) Any increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, other than salary reviews and increases taking effect after the Financial Statement Date, all of which were consistent with the Company's past practices, except as disclosed to Buyer in writing as soon as any such events have occurred.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASER

         Purchaser represents and warrants to Seller as follows:

         Section 3.1 Organization. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

         Section 3.2. Due Authorization. The execution and delivery of this Agreement by Purchaser and performance of the obligations of Purchaser contemplated hereby and by the Transaction Documents has been duly and validly authorized by all necessary corporate action. Purchaser has the right, power and authority to enter into and perform this Agreement and the Transaction Documents constitutes, upon their execution constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms.

         Section 3.3. Conflict With Other Instruments. The execution, delivery and performance of this Agreement and the Transaction Documents by Purchaser will not contravene any provision of Purchaser's certificate of incorporation or by-laws and will not result in a breach of, or constitute a default under, any agreement or other document to which Purchaser is a party or by which Purchaser is bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on Purchaser.

         Section 3.4. Government and Third-Party Approvals No consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any corporation, person or other entity (including any party to any contract or agreement with Purchaser) is required for the execution, delivery or performance of this Agreement by Purchaser or in connection with Purchaser's consummation of the transactions contemplated hereby.

         Section 3.5. Litigation No litigation, arbitration investigation or other proceeding of or before any court arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of Purchaser, threatened against Purchaser or the transactions contemplated by this Agreement and Purchaser does not know of any basis for such litigation, arbitration, investigation or proceeding.

         Section 3.6 Capitalization. The authorized capital stock of Purchaser immediately prior to the Closing, consists of 20,000,000 shares of Common Stock, par value one cent ($.01) per share, of Purchaser (the "Common Stock"), 5,297,750 shares of which are outstanding as of the Closing, and 10,000,000 shares of Preferred Stock, par value one cent ($.01) (the "Preferred Stock"). As of the date of the Closing, 6,500,000 shares of Preferred Stock have been designated as Series A, of which 6,443,606 shares are outstanding. The Shares have been duly authorized for issuance. Assuming the accuracy of the representations and covenants of Seller set forth in Article 4, the Shares will have been offered, issued, sold and delivered in compliance with all applicable state and federal laws concerning the issuance of securities, and when issued, will be validly issued, fully paid and non-assessable shares of Common Stock, and will not have been issued in violation of the preemptive rights of any person. Other than as described in this Section 3.6 or set forth in Schedule 3.6, there are no outstanding shares of Common Stock, Preferred Stock, or any other securities of Purchaser, and except as described on Schedule 3.6 hereto, there are no options, warrants, call conversion rights, commitments, or agreements of any character to which Purchaser is a party or by which Purchaser may be bound that do or may obligate Purchaser to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of Common Stock, Preferred Stock, or other securities of Purchaser, or that do or may obligate Purchaser to grant, extend, or enter into any such option, warrant, call conversion right, commitment, or agreement. Except as set forth in Schedule 3.6, there are no outstanding arrangements, agreements, commitments, or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of any capital stock or any other securities of Purchaser.

         Section 3.7 Brokers. Purchaser has not expressly or impliedly retained any broker, finder, investment banker, or financial advisor in connection with this Agreement or the transactions contemplated hereby. Purchaser has not taken any actions that will cause Seller to incur or be required to pay, any broker, finder, investment banker, financial advisor, or similar fee in connection with this Agreement or any transaction contemplated hereby, to any Person acting as broker, finder, investment banker, financial advisor, or in any similar capacity on behalf of Purchaser.

         Section 3.8 Acquisition of Shares for Investment. Purchaser is acquiring ownership of the Company for investment for its own account and not with a view to the resale or distribution thereof in violation of any federal or state securities laws. Purchaser or such assignees will not offer, sell, transfer, assign, pledge or hypothecate any portion of the Shares in the absence of registration under, or pursuant to an applicable exemption from all applicable federal and state securities laws.

                                   ARTICLE IV
                             SECURITIES LAW MATTERS

         Section 4.1 Investment. Each Seller represents, covenants and agrees as follows:

                  (a) Access to Information. Seller has had access to such information relating to the business and affairs of Purchaser which Seller has reasonably requested, and all additional information which Seller has considered necessary to verify the accuracy of the information so received. Seller has had the opportunity to ask questions of and receive answers from the Purchaser concerning the terms and conditions of the transactions contemplated by this Agreement. On the basis of the foregoing, Seller is familiar with the operations, business plans and financial condition of Purchaser.

                  (b) General Access. Seller or his representative has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Stock, and confirms that all documents, records and books pertaining to such Seller's investment in the eVS Shares and requested by such Seller or his representative have been made available or delivered to him.

                  (c) Reliance on Sellers' Representations. Seller understands that Purchaser may issue and deliver to such Seller the number of eVS Shares indicated on Schedule 1.1, pursuant to this Agreement, without compliance with the registration requirements of the United States Securities Act of 1933 (the "Securities Act") or any state securities laws; that for such purpose Purchaser will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed. Except for Mr. J. Scott Sanders and Mr. Scott Calhoun, each Seller represents that he is an "accredited investor" as such term is defined in Rule 501 under the Securities Act for the reasons set forth on Schedule 4.1(c) hereto.

                  (d) Transfer Restrictions Imposed by Securities Laws. Seller understands that, under existing rules of the United States Securities and Exchange commission (the "SEC") he/she may be unable to sell the Shares except to the extent that the Shares may be sold (i) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or
(ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144") and state securities laws. Seller understands that Purchaser is under no obligation to effect a registration of the eVS Shares under the Securities Act.

                  (e) Rule 144. Seller is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule, including without limitation its holding period requirements and volume limitations.

                  (f) Sophisticated Investor. Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the eVS Shares and its financial position is such that it can afford to retain the eVS Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment and can afford a complete loss of his investment.

                  (g) Lack of Liquidity Seller has no present need for liquidity in connection with his purchase of the Stock.

                  (h) Suitability and Investment Objectives. The purchase of the Stock by Seller is consistent with the general investment objectives of Seller. Seller understands that the purchase of the Stock involves a high degree of risk and there may be no established market for the Purchaser's capital stock.

                  (i) Investment Intent. Seller is acquiring the eVS Shares for his own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                  (j) Legends on Certificates. During the term of this Agreement, each certificate representing eVS Shares shall, if applicable, contain upon its face or upon the reverse side thereof legends to the following effect:

                  "This Certificate represents securities which are restricted and which are subject to the terms and conditions of a Stockholders' and Registration Rights Agreement dated February 24, 1999 by and among eMerge Vision Systems, Inc. ("eVS") and the stockholders identified therein (a copy of which is on file at the principal office of eVS) and the rights, privileges and options therein contained. No sale, transfer, assignment, pledge, hypothecation or other disposition of this Certificate or any of the securities represented thereby shall be made except in compliance with the terms and conditions of said agreement.

                  The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), but have been issued pursuant to an exemption from such registration. Neither such Shares nor any interest therein may be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) the holder thereof shall have received an opinion of counsel for the Company that registration thereof under the Act is not required or (ii) a registration statement under the Act covering such Shares or such interest and the disposition thereof shall have become effective under the Act.

                                    ARTICLE V
                     ACTIVITIES PRIOR TO CLOSING BY COMPANY

         Section 5.1 Operation of Business. Prior to the Closing, Sellers shall cause the Company to conduct its business only in the ordinary course and in connection therewith and, to the extent consistent therewith, the Company shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates. The Company shall:

                  (a) Organizational Documents.  Not amend its
Certificate/Articles of Incorporation or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

                  (b) Corporate Name. Not change its corporate name or permit the use thereof by any other person or entity;

                  (c) Compensation, Bonuses. Not pay or agree to pay to any employee, officer, or director of the Company, without the consent of the Purchaser;

                  (d) Management. Not make any changes in the its management without the consent of Purchaser;

                  (e) Mergers, Etc Not merge or consolidate the Company with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity;

                  (f) Disposition of Assets. Not sell, transfer, or otherwise dispose of any assets of the Company without the prior written consent of Purchaser;

                  (g) Indebtedness. Not create, incur, assume, or guarantee any indebtedness for money borrowed arising out of or in connection with the Company's business except in the ordinary course of business; create or suffer to exist any lien on any of the Company's assets, except those in existence on the date hereof; or increase the amount of any indebtedness outstanding under any loan agreement, mortgage, or other borrowing arrangement in existence on the date hereof arising out of or in connection with the Company's business;

                  (h) Payables. Pay when due, in accordance with past practices, all of its accounts payable and trade obligations;

                  (i) Maintenance of Assets. Maintain its assets and properties in good operating repair, order, and condition, reasonable wear and tear excepted, and notify Purchaser immediately upon any loss of, damage to, or destruction of any of the Company's assets;

                  (j) Insurance. Maintain in full force and effect insurance coverage of the types and in the amounts currently held and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any of the Company's assets to the repair or replacement of such assets;

                  (k) Contracts and Permits. Maintain in full force and effect all Contracts and permits necessary for or related to the operation of the Company's business in all material respects and in all places as such business is now conducted and renew or revalidate any permits which may become void, expired, terminated, canceled or withdrawn between the date hereof and the Closing;

                  (l) Litigation, Etc Promptly advise Purchaser in writing of the commencement of, and of any known threat to commence any, suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation, or tax audit against it;

                  (m) Dividends or Other Distributions. Not declare, set aside or pay any dividend or other distribution in respect of its shares of capital stock, or redeem, purchase or otherwise acquire any such shares of capital stock; and

                  (n) Capital Stock. Not issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or split, combine or reclassify the outstanding Stock.

         Section 5.2 Access to Information. Prior to Closing, Seller and Company will cooperate fully with Purchaser and shall provide Purchaser and its accountants, counsel, and other representatives, during normal business hours, full access to the books, records, equipment, Contracts, other assets owned or leased by the Company, and customer lists, and full opportunity to discuss the Company's business, affairs, Software Programs, Intellectual Property, assets, processes, and trade secrets with its officers, employees, customers, suppliers and independent accountants, and furnish to Purchaser and its representatives copies of such documents, records, and information with respect to the affairs of the Company as Purchaser or its representatives may reasonably request. Purchaser, Company and Sellers, and their respective principals agree that they will hold in confidence, trade secret or proprietary information or data supplied by the other in conjunction with this Agreement. In the event that the transaction contemplated by this Agreement is not consummated for any reason, each party will return to the other all documents and other materials provided to it relating to the other party, without retaining copies thereof.

         Section 5.3 Due Diligence Investigation. As an inducement to Purchaser to expend substantial sums in the performance of its due diligence investigation, Sellers agree that Purchaser may terminate this Agreement at any time prior to the Closing Date, upon written notice to Sellers, if Purchaser in good faith but in its sole discretion, determines that the financial, technical or legal condition or the condition of the assets, properties and business of the Company or its prospects, are unsatisfactory.

         Section 5.4 Best Efforts. Subject to the other provisions of this Agreement, Sellers will use their best efforts to cause the conditions listed in
Section 7.1 hereof to be satisfied on the Closing Date (as defined in Section 12.1) and further will use their best efforts to satisfy the requirements of any applicable federal or state securities laws relating to an exemption from registration.

         Section 5.5 Benefit Plans. The Company shall not adopt, terminate, amend, extend, or otherwise change any benefit plan without the prior written consent of Purchaser, and the Company shall give Purchaser prior written notice of the Company's intention to take any such action required by law or necessary to continue the qualified status of any benefit plans as they pertain to the Company's employees or its former employees.

         Section 5.6 Notice of Change. The Company will promptly notify Purchaser of the existence or happening of any fact, event or occurrence prior to the Closing Date and of which the Company or any of the Company's employees, officers, directors, stockholders, or other representatives has knowledge which may alter the accuracy of completeness of any representation or warranty contained in Article 2 of this Agreement.

         Section 5.7 No Discussions Unless and until this Agreement is terminated pursuant to Article 10 hereof, Sellers will not, and will not authorize or permit the Company or any of its employees, officers, directors, or other representatives to, enter into, participate in, request, solicit or engage in any discussions, negotiations, understandings, agreements or other communications with any person or entity other than Purchaser relating to offers, inquiries, negotiations or proposals with respect to the sale of the assets or any capital stock of the Company, or any type of business combination transaction. Seller and the Company will promptly notify Purchaser of any such offer, inquiry, negotiation or proposal which either Seller or the Company may receive.

         Section 5.8 Publicity. No party shall issue any press releases or otherwise make public statements with respect to the terms of this Agreement or the transactions contemplated hereby, without the consent of the other parties, except as may be required by any national, state, provincial or local governmental or regulatory agency. The parties hereto shall not issue any such press release or make any such public statement or filing prior to such consultation, except as may be required by law.

                                   ARTICLE VI
                    ACTIVITIES PRIOR TO CLOSING BY PURCHASER

         Section 6.1 Best Efforts. Subject to the other conditions of this Agreement, Purchaser will use its best efforts to cause the conditions listed in
Section 7.2 hereof to be satisfied on the Closing Date (as defined in Section 12.1) and will further use it best efforts to satisfy the conditions of any applicable federal or state securities laws relating to an exemption from registration.

         Section 6.2 Access to Information. Purchaser shall provide Sellers with information concerning Purchaser's as reasonably requested by Seller regarding Purchaser's ability to consummate the transactions contemplated herein, as may be reasonably requested. Seller shall not disclose any such information to any other person or entity without the prior written consent of Purchaser.


                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO CLOSING

         Section 7.1 Conditions to Obligation of Purchaser to Close. The obligation of Purchaser to consummate the transaction contemplated under this Agreement on the Closing Date (as defined in Section 12.1) shall be subject to the satisfaction or the waiver by Purchaser of the following conditions on or prior to the Closing Date:

                  (a) Satisfactory Completion of Due Diligence. The results of Purchaser's due diligence investigation shall be satisfactory to Purchaser, in Purchaser's sole discretion.

                  (b) Representations and Warranties; Compliance with Agreement. The representations and warranties of the Company and Sellers set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Company and each Seller shall have performed all covenants and agreements to be performed by it or him under this Agreement on or prior to the Closing Date and shall have delivered to the Purchaser a certificate to such effect, dated the Closing Date, which certificate shall be in form and substance satisfactory to Purchaser and its counsel.

                  (c) Opinion of Counsel for the Company. Gholson, Hicks & Nickels, counsel for the Company, shall have delivered to Purchaser their favorable opinion, dated the Closing Date and in the form set forth in Exhibit 7.1(c).

                  (d) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                  (e) Required Consents. The parties (other than the Company) to any other contract, commitment or agreement to which the Company is a party, any governmental agency or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business or operations of the Company, and any governmental body or regulatory agency having jurisdiction over Purchaser or the Company, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transaction contemplated hereby in the manner herein provided, shall have granted such consent or approval, which shall include all Consents.

                  (f) Approval of Purchaser; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Purchaser, in the exercise of its reasonable judgment, and Purchaser or its counsel shall have been furnished with certified copies, satisfactory in form and substance to Purchaser in the exercise of its reasonable judgment, of all such corporate records of the Company, and of the proceedings of such persons authorizing the execution, delivery and performance of this Agreement as Purchaser shall reasonably require.

                  (g) Availability of Exemption from Registration. The transaction contemplated by this Agreement shall be exempt from registration under the securities laws of the United States and any applicable state or local jurisdiction.

                  (h) Delivery of Schedules. Delivery by Company and Seller of the Schedules to this Agreement, which Schedules shall be in form and substance reasonably satisfactory to the Purchaser.

         Section 7.2 Conditions to Obligation of Seller to Close. The obligation of each Seller to consummate the transfer of the Stock on the Closing Date (as defined in Section 12.1) shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  (a) Satisfactory Completion of Due Diligence. The results of each Seller's due diligence investigation of the Purchaser shall be satisfactory to such Seller, in such Seller's sole discretion.

                  (b) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, Purchaser shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date, and Purchaser shall have delivered to Company a certificate to such effect, dated the Closing Date, which certificate shall be in form and substance satisfactory to Company and its counsel;

                  (c) Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

                  (d) Approval of Seller; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Sellers, in the exercise of their reasonable judgment, and Sellers shall have been furnished with certified copies, satisfactory in form and substance to Sellers in the exercise of their reasonable judgment, of all such records of Purchaser and the Company and of the proceedings of Purchaser and the Company authorizing their execution, delivery and performance of this Agreement and the eVS Shares as Sellers shall reasonably require.

                  (e) Availability of Exemption from Registration. The transactions contemplated by this Agreement shall be exempt from registration under the securities laws of the United States and any applicable state or local jurisdiction and Sellers' shall have been satisfied with the information of Purchaser furnished to them in connection therewith.

                  (f) Opinion of Counsel for the Company. Counsel for the Company, shall have delivered to Purchaser their favorable opinion, dated the Closing Date and in the form set forth in Exhibit 7.2(f).

                                  ARTICLE VIII
                         CERTAIN POST-CLOSING COVENANTS

         Section 8.1 Covenant Not to Compete (a) Sellers shall not, for a period of three (3) years following the Closing Date (the "Restricted Period"), compete, directly or indirectly, with Purchaser by engaging in the development or sale of software related to an electronic, on-line, internet, and/or web-enabled auction system, or the sale through an electronic, on-line, internet, and/or web-enabled auction system of any products or services related to (i) the animal science industry, including without limitation cattle, swine, poultry or other animals produced for consumption by humans and other animals ("Livestock"), horses, third party Livestock feed or supplements, or third party veterinary certifications relating thereto, (ii) the veterinary medicine industry and/or the (iii) the agriculture industry. Nor shall any Seller compete directly or indirectly with Purchaser by developing or offering for sale an information system and/or data services of any kind for use in the animal sciences, veterinary medicine or agriculture industries during the Restricted Period.

                  (b) The foregoing prohibition against competition shall apply to any area within North America provided however that nothing contained herein shall prevent: (i) Dr. Duane Pankratz from operating and selling on line, electronically or on the internet (but not through an auction system) products developed by (A) Grand Laboratories, Inc., which is in the business of developing and selling vaccines for Livestock and animals, (B) Roth Angus, Inc., which is in the business of raising and selling its pure bred cattle, or (C) Black Hills Gold, which is in the business of selling jewelry or otherwise operating the aforementioned businesses in the manner each is being conducted as of the date hereof, or (ii) Mr. David Sanders from conducting his cattle brokerage business in the manner such business is being conducted as of the date hereof and selling his/his clients' cattle on line, electronically or on the internet (but not through an auction system).

                  (c) A Seller shall be deemed to be competing as described in paragraph (a) hereof if Seller shall engage, directly or indirectly, in any of the business covered thereby, whether for its own account or that of any other person, firm, corporation, partnership or other business entity, and whether its participation shall be as a stockholder, general or limited partner, or investor possessing an ownership interest exceeding one percent (1%) in any such entity, or as a principal, agent, lender or in any other capacity.

                  (d) During the Restricted Period, no Seller shall, directly or indirectly: (1) solicit, divert, take away or induce customers (wherever located) of Purchaser, to avail themselves of the services or products of others which are competitive with any of Purchaser's services or products or (2) solicit, employ or in any other fashion hire any employee of Purchaser unless such person shall have been discharged by Purchaser, or otherwise induce any employee of Purchaser to leave the employ of Purchaser. The prohibition set forth in paragraph 8.1(c)(1) shall not apply to customers who were customers of a Seller as of the Closing date, or products or services which were being offered by a Seller as of the Closing Date.

                  Each Seller expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 8.1, and that Purchaser, in addition to all other remedies available at law or hereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 8.1 are held to be in any respect an unreasonable restriction upon Seller, then they shall be deemed to extend only over the maximum period of time, geographic area or range of activities as to which they may be enforceable. In the event that Seller shall be in violation of the restrictive covenants in this Section 8.1, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach shall occur; and, in the event that Purchaser should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the Restricted Period shall be extended for the period of time required for the pendency of such proceedings, including all appeals.

         Section 8.2 Post-Closing Conduct Generally; Further Assurances. Purchaser and each Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the operations of the Company to Purchaser. In addition, after the Closing Date, at the request of any party and at the requesting party's expense, but without additional consideration, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, shall cooperate in the conduct of litigation and the processing and collection of insurance claims, and shall take such other actions as may reasonably be required to convey and deliver more effectively to Purchaser the Stock or to confirm and perfect the Purchaser's title to the Stock, and otherwise to accomplish the orderly transfer of ownership of the Company to Purchaser and the business assets and operations of the Company as contemplated by this Agreement.


                                   ARTICLE IX
                      SURVIVAL; INDEMNIFICATION; EXPENSES

         Section 9.1 By Sellers. To the extent and in the manner herein provided, each Seller shall, jointly and severally, indemnify, defend, and hold harmless Purchaser or, after the Closing, the Company, from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including expenses related to investigation and defense including reasonable attorneys' fees (collectively, "Losses"), which Purchaser may suffer or incur, resulting from, related to, or arising out of (i) any misrepresentation, breach of warranty or nonfulfillment of any of the covenants of the Company or any Seller in this Agreement or from any misrepresentation in or omission from any Schedule to this Agreement, certificate, financial statement, or from any other document furnished or to be furnished to Purchaser hereunder; (ii) any misrepresentation relating to the Returns or Taxes; (iii) any and all distribution or transfer of assets of the Company prior to Closing in violation of the spirit of this Agreement; and (iv) any known but undisclosed suits, investigations, proceedings, demands, assessments, audits, judgments, and claims (including employment-related claims) arising out of the foregoing even though such proceeding or claim may not be filed until after the Closing.

         Section 9.2 By Purchaser. From and after the Closing Date (as defined in Section 12.1), Purchaser agrees to indemnify, defend, and hold harmless each Seller from and against (i) any and all Losses, which each Seller may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Purchaser in this Agreement, (ii) any misrepresentation in or omission from any certificate or document furnished or to be furnished to such Seller hereunder and any and all suits, actions, investigations, proceedings, demands, assessments, audits, judgments, and claims arising out of any of the foregoing, and (iii) any and all Losses resulting from, related to, or arising out of the operation of the Company's business after Closing.

         Section 9.3 DeMinimus Exclusion and Limitation of Liability. Notwithstanding either of the immediately preceding two subsections, it is understood and agreed that with respect to inaccuracies or breaches of the representations and warranties set forth in this Agreement, each

Sellers or Purchaser, as the case may be, shall be obligated to indemnify and hold harmless, only to the extent that the aggregate sum of the liabilities, damages, costs and expenses incurred or sustained by such other with respect to all such inaccuracies or breaches shall exceed the sum of Twenty-Five Thousand Dollars ($25,000.00). Notwithstanding this Section, in no event shall the liability of Sellers under this Agreement for any and all causes of action exceed Four Hundred Thousand Dollars ($400,000.00), in the aggregate and in no event shall the liability of Purchaser under this Agreement for any and all causes of action exceed Four Hundred Thousand Dollars ($400,000.00) in the aggregate and including the value of the Purchase Price paid hereunder.

         Section 9.4 Procedures. Promptly after acquiring knowledge of any such Losses or Claims against which Indemnitors have indemnified Purchaser or against which Purchaser has indemnified Seller, or as to which either Purchaser or Seller (herein, a "Party") may be liable, Indemnitors or Purchaser, as the case may be, shall give to the other Party written notice thereof; provided, however, that failure to give notice shall not relieve the indemnifying Party of any liability it may have to the indemnified Party if such failure does not materially prejudice the indemnifying Party. In the event of any such Loss or Claim, (i) the indemnifying Party shall have the right to assume the defense thereof and shall not be liable to such indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified Party in connection with the defense thereof, provided however that the indemnifying Party shall have waived its right to contest its obligation to indemnify the indemnified Party for all Losses or damages with respect to such Claim; (ii) if the indemnifying Party fails to assume such defense or counsel for the indemnifying Party advises that there are issues which raise conflicts of interest between the indemnifying Party, on the one hand, and the indemnified Party, on the other hand, the indemnified Party may retain one counsel satisfactory to it, and the indemnifying Party shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; (iii) the indemnifying Party shall receive from the indemnified Party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees who are familiar with the transactions out of which any such Loss or Claim may have arisen; and (iv) the indemnifying Party shall not be liable for any settlement effectuated without its prior written consent.


                                    ARTICLE X
                                   TERMINATION

         Section 10.1 Events of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                  (a) Mutual Consent. By mutual consent of the Company, the Sellers and the Purchaser;

                  (b) Breach. By the Sellers holding a majority of the Stock, on the one hand, or by Purchaser, on the other hand, if the other party shall have
(a) misstated any representation or been in breach of any warranty contained herein or (b) been in breach of any covenant, undertaking or restriction contained herein and such misstatement of breach has not been cured by the earlier of (i) five (5) days after the non-breaching party gives notice to the breaching party of such misstatement or breach of (ii) the Closing;

                  (c) By Purchaser. (i) if all of the conditions precedent set forth in Section 7.1 hereof have not been met prior to March 29, 1999; and (ii) if the results of its due diligence review of the Company and the Sellers is not satisfactory in its sole discretion.

                  (d) By Sellers. if all of the conditions precedent set forth in Section 7.2 hereof have not been met prior to March 29, 1999; and (ii) if the results of its due diligence review of the Purchaser is not satisfactory in their sole discretion

                  (e) By Either Party. Provided that such party is not in material default hereunder, by either party if the Closing does not occur on or before April 6, 1999;

         Section 10.2 Consequences of Termination. If this Agreement is validly terminated pursuant to Article 10 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if Purchaser terminates this Agreement because any of the conditions contained in Section 7.1 (except for Section 7.1(a))have not been satisfied, or if Seller terminates this Agreement because any of the conditions contained in Section 7.2 have not been satisfied then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided further that if this Agreement is validly terminated pursuant to Section 10.1 and the transactions contemplated hereby are not consummated as described above, the provisions of Sections 5.2 and 6.2 relating to the obligation of the parties to keep confidential and not to use certain information obtained by it from the other party and the provisions of Section 10.3 relating to responsibility for expenses shall survive. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 10.1, except to the extent set forth above.

                  Section 10.3 Expenses if No Closing. If the Closing does not occur and the transactions contemplated hereby are not consummated, then, subject to the right of a non-defaulting party to recover damages, costs and expenses from a defaulting party pursuant to Section 10.2, all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses; i.e., by Purchaser if incurred by Purchaser and by Seller if incurred by Seller.

                                   ARTICLE XI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties made by Seller and Purchaser in this Agreement or pursuant hereto shall survive the Closing (as defined in Section 12.1) hereunder, notwithstanding any investigation made by or on behalf of Seller or Purchaser prior to or after the Closing Date (as defined in Section 12.1).


                                   ARTICLE XII
                                   THE CLOSING

         Section 12.1 Time and Place. The closing (the "Closing") of the transactions contemplated hereby (the "Closing Date") shall be held on March 18, 1999, at 10:00 a.m., at the offices of the Purchaser, or at such other time and at such other place as shall be mutually agreeable to the Purchaser and the Sellers.

         Section 12.2      Conduct at Closing

                  (a) As to Seller. Subject to the fulfillment of all of the conditions set forth in Section 7.1 and the delivery of all certificates and opinions required thereby, except such conditions as may be waived by the Seller in writing, on the Closing Date Purchaser shall deliver to Sellers:

                  (i) Certificates evidencing eVS Stock, as provided for in
 Section 1.1;

                  (ii) The certificate required by Section 7.2(b) hereof;

                  (iii) The opinion of counsel required by Section 7.2(c) hereof; and

                  (iv) A certificate dated the Closing Date and signed on behalf of Purchaser by its Secretary attaching (A) a true and correct copy of Purchaser Certificate of Incorporation, (B) a true and correct copy of the by-laws of Purchaser, (C) the resolutions by the Board of Directors of Purchaser authorizing the actions taken and authorizing the officers of Purchase to execute all documents and instruments to be executed and delivered by Purchaser in connection with the purchase of the eVS Shares, and (D) certificates of good standing certified by the Secretary of State of Delaware; and (E) specimen signatures of the incumbent officers of Purchaser executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement.

         Section 12.3 As to Purchaser. Subject to the fulfillment of all of the conditions set forth in Section 7.2 and the delivery of all certificates required thereby, except such conditions, certificates and as may be waived by Purchaser in writing, Seller shall deliver to Purchaser:

                  (a) The stock certificates evidencing Seller's ownership of the Stock, together with stock powers duly executed in blank, and all other good and sufficient instruments of transfer and conveyance as may be necessary in Purchaser's opinion to vest in Purchaser good, absolute, and marketable title to the Stock;

                  (b) The books and records required by Section 1.2 hereof;

                  (c) The written resignations of those directors and officers of the Company required by Section 1.3 hereof;

                  (d) The certificate required by Section 7.2(a) hereof;

                  (e) The opinion of counsel required by Section 7.2(b) hereof; and

                  (f) A certificate dated the Closing Date and signed on behalf of the Company by its Secretary attaching (a) (i) a true and correct copy of the Company's Articles of Incorporation, (ii) a true and correct copy of the by-laws of the Company, (iii) the resolutions by the Board of Directors and the stockholders of the Company authorizing the actions taken and authorizing the officers of the Company to execute all documents and instruments to be executed and delivered by the Company in connection with the purchase of the Stock, and
(iv) certificates of good standing certified by the Secretaries of State or other appropriate officials of those states in which the Company does business; and (b) specimen signatures of the incumbent officers of the Company executing this Agreement and the documents executed and delivered pursuant to or in connection with this Agreement.

                                  ARTICLE XIII
                                     GENERAL

         Section 13.1. No Tax Representations. Seller and Purchaser agree that no representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement or the results of the allocation of the amount of, or the consideration comprising, the Transaction Consideration, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

         Section 13.2. Regarding the Representations and Warranties. Each of the representations and warranties made by each Seller and the Company in Article II is independent of the other representations and warranties made therein, and each of the representations and warranties made by Purchaser in Article III is independent of the other representations and warranties made therein.

         Section 13.3. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

         Section 13.4. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         Section 13.5. Dispute Resolution

                  (a) Good-Faith Negotiations. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the dispute between them through these face-to-face negotiations within 20 days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the other of the existence of such dispute, then any such disputes shall be resolved in the following manner. For purposes of this Section 13.5(a), Seller and Subsidiary shall be deemed to be a single "party."

                  (b) Mediation. The parties shall endeavor to resolve any dispute arising out of or relating to this Agreement by mediation under the CPR Mediation Procedures for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

                  (c) Resolution of Disputes

                           (i) The controversy or claim shall be settled by
arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Florida, including such law in respect of the statute of limitations. The arbitration shall be conducted at the Association's regional office located in Orlando, Florida by three arbitrators, at least one of whom shall be knowledgeable in e-commerce and web software design, programming and implementation, one of whom shall be an attorney and one of whom shall be a member of a "Big Six" accounting firm familiar with businesses engaged in software design, programming and implementation. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any such disputes. Judgment upon the arbitrators' aware may be entered and enforced in any court of competent jurisdiction.

                  (d) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration.

                  (e) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.

         Section 13.6. Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

If to Purchaser:

eMERGE Vision Systems, Inc.
10315 102nd Terrace
Sebastian, FL 32958
Phone:  561/589-5310
Fax:  561/589-3779
Attention:  Charles L. Abraham

With a copy to:
Karen M. Keating, Esquire
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Telephone:  610/254-4106
Fax:  610/293-1658

If to Seller:

Scott Sanders                                        David Sanders
104 Southwood Street                                 1680 Valley Hills Circle
Starkville, MS 39759                                 Starkville, MS 39759
Phone: 601-323-2954                                  Phone: 601-323-7083
Fax: 601-320-3999                                    Fax: 601-323-1325

Scott Calhoun                                        Dr. Duane Pankratz
1 Research Boulevard                                 44130 279th Street
Suite 201-B                                          Freeman, SD 57029
Starkville, MS 39759                                 Fax: 605-925-4354
Phone: 601-323-1877                                  Phone: 605-925-4354
Fax: 601-320-3999

With a copy to:

William F, Gillis, Esquire
Gholson, Hicks & Nickels
710 Main Street, 3rd Floor
Columbus, MS 39701
Phone: 601-243-7300
Fax: 601-327-6217

or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party.

         Section 13.7 Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the law of the State of Florida without giving effect to the principles of conflicts of law of any jurisdiction. In the event that a party to this Agreement perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties will, as soon as practicable, confer in an attempt to resolve the dispute in accordance with Section 13.5 herein. If the parties are unable to resolve such dispute amicably, then the parties hereby submit to the exclusive jurisdiction of and venue in the state and federal courts located in the District of the State of Florida with respect to any and all disputes concerning the subject of, or arising out of, this Agreement.

         Section 13.8. No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any person other than the signatories hereto nor shall any such provision be enforceable by any other person.

         Section 13.9. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 13.10. Schedules All Schedules referred to in this Agreement are intended to be and are specifically incorporated by reference herein.

         Section 13.11. Section Headings All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 13.12. Contents of Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement.

         Section 13.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been execute by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                               eMERGE VISION SYSTEMS, INC.



                                               /s/: Charles L. Abraham
                                               By:  Charles L. Abraham
                                               Title:  Chief Executive Officer



                                               CYBERSTOCKYARD, INC.

                                               /s/: Scott Sanders
                                               By:  Scott Sanders
                                               Title:President




                                               /s/: J. Scott Sanders
                                                    J. Scott Sanders



                                               /s/: David Sanders
                                                    David Sanders



                                               /s/: Dr. Duane Pankratz
                                                    Dr. Duane Pankratz


                                               /s/: Scott Calhoun
                                                    Scott Calhoun